EXHIBIT 99.1

Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

For immediate release
5:15 am ET 10:15 am GMT

New Non Executive Director and Future Audit
Committee Chairman appointed to Shire Board

Basingstoke, UK – 10 March 2004 – The Board of Directors of Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that David Kappler will join as a Non Executive Director and as a member of the Company’s Audit Committee on April 5, 2004. David will take over Chairmanship of the Company’s Audit Committee from Ronald Nordmann after the second quarter results in July 2004.

David Kappler is Chief Financial Officer of Cadbury Schweppes plc, the FTSE and NYSE listed global confectionery and beverages group; he retires from this position in April 2004. David has undertaken a range of senior finance roles for Cadbury Schweppes during his almost 40 year career with the group including playing a leading role in the company’s acquisition strategy, particularly in the US.

Dr James Cavanaugh, Chairman of Shire said:

“David is an excellent addition to the Shire Board. His previous roles and wealth of experience of all aspects of global corporate financial issues make him ideally suited to both take up the position of Audit Committee Chairman and to contribute more widely to the development of Shire’s future.”

David Kappler said:

“Shire has an impressive history of growth and I am pleased to be able to join at such an exciting time. I look forward to using my broad international experience to help the Company fulfil its future ambitions.”

David has been a Director of Camelot Group plc and is currently a Non Executive Director of HMV Group plc where he is also Chairman of the

Audit Committee. He has also served on a number of other boards around the world in which Cadbury Schweppes has held minority stakes.

David is a Fellow of the Chartered Institute of Management Accountants. He is the Chairman of The Hundred Group’s Investor Relations Committee; a group comprising the finance directors of the UK’s top 100 companies.

For further information please contact:

Investor Relations
Cléa Rosenfeld	+44 1256 894 160
Media
Jessica Mann	+44 1256 894 280

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

Photos of David Kappler available from www.shire.com Media Section or telephone 01256 894160

Biographical details of David Kappler

Education

1975	Fellow of Chartered Institute of Management Accountants

1970	Associate of Chartered Institute of Management Accountants

1968	Prize winner – Chartered Institute of Management Accountants

Business Experience

1965 – date	Cadbury Schweppes plc

1995 – date	Group Finance Director / Chief Financial officer

1994 – 1995	Director of Corporate Finance

1991 – 1994	Finance Director of Group Confectionery

1989 – 1991	Finance Director, Cadbury Limited (following Cadbury
Schweppes’ purchase of the Trebor Group)

1984 – 1989	Finance Director of Trebor Group (then a private company)

1977 – 1984	Group Financial Director – Jeyes Group Ltd (Health &
Hygiene Division, a subsidiary of Cadbury Schweppes)

1965 – 1977	Trainee Accountant, Cadbury Ltd, at Bournville

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact on Shire’s Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL®), METHYPATCH®, XAGRID® and the adult indication for ADDERALL XR® and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.